Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF

ENDOLOGIX, INC.

On October 26, 2015, Endologix entered into the merger agreement with TriVascular. Under the terms of the merger agreement, Endologix agreed to acquire all of TriVascular’s outstanding capital stock through a merger of a direct, wholly owned subsidiary of Endologix with TriVascular. The consummation of the merger will provide the newly combined company with a strategic competitive advantage in research and development and product development expansion, retaining existing customers and expanding its customer base. The merger was completed on February 3, 2016. At the effective time of the Merger, each outstanding share of common stock of TriVascular (other than shares for which appraisal rights under Delaware law were properly exercised) was converted into the right to receive (i) $0.34 in cash and (ii) 0.631 shares of Endologix common stock (the “Merger Consideration”). Endologix paid approximately $108.1 million in preliminary aggregate consideration, consisting of approximately $7.3 million in cash and 13.6 million shares of Endologix common stock. On November 2, 2015 Endologix issued $125 million in 3.25% Convertible Senior Notes in connection with this transaction.

The following unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2015, and the year ended December 31, 2014, are presented as if the merger had been completed on January 1, 2014. The unaudited pro forma condensed combined balance sheet as of September 30, 2015, is presented as if the merger had been completed on September 30, 2015. The unaudited pro forma condensed combined financial statements presented below are derived from the historical consolidated financial statements of Endologix and the historical consolidated financial statements of TriVascular. The historical consolidated financial statements of Endologix and TriVascular are presented in accordance with GAAP.

As described in the accompanying notes, the unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting under GAAP and the regulations of the SEC. GAAP requires that one of the companies in the merger be designated as the accounting acquirer for the purposes of applying the acquisition method of accounting under ASC 805. Endologix is the accounting acquirer.

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to the pro forma events that are: (i) directly attributable to the merger; (ii) factually supportable; and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined statements of operations exclude non-recurring items that are directly related to the merger, including, but not limited to: (1) merger related legal and advisory fees; and (2) the impact of inventory pro forma adjustments on cost of goods sold. Additionally, certain pro forma reclassification adjustments have been made to the historical consolidated financial statements of TriVascular in order to conform its financial statement classification policies to those applied by Endologix.

Because the acquisition method of accounting is dependent upon certain valuations and other studies that must be prepared as of the closing date of the merger, there currently is not sufficient information for a definitive measurement; therefore, the unaudited pro forma condensed combined financial statements are preliminary. In determining the preliminary estimate of fair values of TriVascular’s assets that have been acquired and liabilities that have been assumed, Endologix used publically available benchmarking information, as well as a variety of other assumptions, including market participant assumptions. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined future results of operations and financial position.

The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of any anticipated synergies, operating efficiencies or cost savings that may result from the merger or any integration costs. The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of the newly combined company would have been had the merger occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

ENDOLOGIX, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2015

(dollars in thousands)

	Historical		Reclassification Adjustments	Pro Forma Adjustments			Endologix Pro Forma Combined
	Endologix, Inc.	TriVascular Technologies, Inc.
	As of September 30, 2015	As of September 30, 2015					As of September 30, 2015
	Note 2
ASSETS
Current assets:
Cash and cash equivalents	$35,404	$34,894	$—	$13,280	4	(a)	$83,578
Short-term marketable securities	32,891	15,135	—	—			48,026
Trade accounts receivable, net	27,158	6,600	—	—			33,758
Other receivables	304	—		—			304
Inventory	33,422	9,534	—	(9,534)	4	(b)	45,856
				12,434	4	(b)
Prepaid and other current assets	3,113	2,265	—	—			5,378

Total current assets	132,292	68,428	—	16,180			216,900
Property, plant and equipment, net	23,865	1,093	—	—			24,958
Goodwill	28,731	8,259	—	(8,259)	4	(b)	43,339
				14,608	4	(b)
Intangible assets, net	42,278	1,182	—	(1,182)	4	(b)	137,679
				95,401	4	(b)
Deposits and other long-term assets	1,985	832	—	2,422	4	(c)	5,239

Total assets	$229,151	$79,794	$—	$119,170			$428,115

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,788	$2,780	$—	—			$16,568
Accrued payroll	13,800	—	5,016	—			18,816
Accrued expenses and other current liabilities	5,379	6,826	(5,016)	(356)	4	(d)	6,833

Total current liabilities	32,967	9,606	—	(356)			42,217
Long-term liabilities:
Deferred income taxes	879	—		—			879
Deferred rent	8,065	—	59	(59)	4	(b)	8,065
Other liabilities	279	3,335	(59)	(3,017)	4	(b)	25,889
				(182)	4	(e)
				25,533	4	(f)
Contingently issuable common stock	14,800	—	—	—			14,800
Notes payable	73,052	65,325		(65,325)	4	(g)	165,767
				92,715	4	(f)

Total liabilities	130,042	78,266	—	49,309			257,617

Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock	—
Common stock	68	204	—	(190)	4	(h)	82
Treasury stock, at cost	(2,619)	—	—	—			(2,619)
Additional paid-in capital	384,226	341,402	—	(341,402)	4	(h)	491,177
				100,798	4	(i)
				6,752	4	(f)
				(781)	4	(f)
				182	4	(e)
Accumulated deficit	(283,631)	(339,965)	—	339,965	4	(j)	(319,207)
				(35,576)	4	(j)
Accumulated other comprehensive income (loss)	1,065	(113)	—	113	4	(h)	1,065

Total stockholders’ equity	99,109	1,528	—	69,861			170,498

Total liabilities and stockholder’s equity	$229,151	$79,794	$—	$119,170			$428,115

ENDOLOGIX, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015

(dollars and weighted average shares outstanding in thousands, except per share amounts)

	Historical		Reclassification Adjustments	Pro Forma Adjustments
	Endologix, Inc.	TriVascular Technologies, Inc.					Endologix Pro Forma Combined
	Nine Months Ended September 30, 2015	Nine Months Ended September 30, 2015					Nine Months Ended September 30, 2015
	Note 2
Net revenue	$114,380	$27,213	$—	$—			$141,593
Cost of goods sold	36,306	10,571	—	3,546	5	(a)	50,423

Gross profit	78,074	16,642	—	(3,546)			91,170
Operating expenses
Research and development	17,683	12,317	(5,306)	—			24,694
General and administrative	11,003	42,101	(29,197)	648	5	(a)	24,199
				(356)	5	(b)
Clinical and regulatory affairs	59,103	—	5,306	—			64,409
Marketing and sales	21,432	—	29,197	—			50,629

Total operating expenses	109,221	54,418	—	292			163,931

Loss from operations	(31,147)	(37,776)	—	(3,838)			(72,761)
Other income (expense):
Interest income	116		102	—			218
Interest expense	(4,460)	(5,888)	—	(1,415)	5	(c)	(11,763)
Other income (expense), net	735	(228)	(102)	—			405
Change in fair value of contingent consideration related to acquisition	(200)	—	—	—			(200)

Total other income (expense)	(3,809)	(6,116)	—	(1,415)			(11,340)

Net loss before income tax (expense) benefit	$(34,956)	$(43,892)	—	$(5,253)			$(84,101)
Income tax (expense) benefit	(175)	(179)	—	—	5	(e)	(354)

Net loss	$(35,131)	$(44,071)	$—	$(5,253)			$(84,455)

Per share information:
Net loss per share — basic	$(0.52)	$(2.17)					$(1.04)
Net loss per share — diluted	$(0.52)	$(2.17)					$(1.04)
Weighted average shares outstanding:
Basic	67,568	20,347		13,587	5	(f)	81,155	5	(h)
				(20,347)	5	(g)
Diluted	67,568	20,347		13,587	5	(f)	81,155	5	(h)
				(20,347)	5	(g)

ENDOLOGIX, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

(dollars and weighted average shares outstanding in thousands, except per share amounts)

	Historical		Reclassification Adjustments	Pro Forma Adjustments			Endologix Pro Forma Combined
	Endologix, Inc	TriVascular Technologies, Inc.
	Year Ended December 31, 2014	Year Ended December 31, 2014					Year Ended December 31, 2014
	Note 2
Net revenue	$147,588	$31,798	$—	$—			$179,386
Cost of goods sold	41,801	13,820	—	4,728	5	(a)	60,349

Gross profit	105,787	17,978	—	(4,728)			119,037
Operating expenses:
Research and development	21,616	15,544	(6,434)	—			30,726
General and administrative	26,663	52,435	(39,711)	864	5	(a)	40,251
				—	5	(b)
Clinical and regulatory affairs	13,243	—	6,434	—			19,677
Marketing and sales	73,411	—	39,711	—			113,122

Total operating expenses	134,933	67,979	—	864			203,776

Loss from operations	(29,146)	(50,001)	—	(5,592)			(84,739)
Other income (expense):
Interest income	245	—	2	—			247
Interest expense	(5,709)	(7,652)	—	(2,086)	5	(d)	(15,447)
Other income (expense), net	(5,798)	592	(2)	—			(5,208)
Change in fair value of contingent consideration related to acquisition	7,928	—	—	—			7,928

Total other income (expense)	(3,334)	(7,060)	—	(2,086)			(12,480)

Net loss before income tax (expense) benefit	$(32,480)	$(57,061)	$—	$(7,678)			$(97,219)
Income tax (expense) benefit	62	(312)	—	—	5	(e)	(250)

Net loss	$(32,418)	$(57,373)	$—	$(7,678)			$(97,469)

Per share information:
Net loss per share — basic	$(0.50)	$(3.95)					$(1.24)
Net loss per share — diluted	$(0.50)	$(3.95)					$(1.24)
Weighted average shares outstanding:
Basic	65,225	14,519		13,587	5	(f)	78,812	5	(h)
				(14,519)	5	(g)
Diluted	65,225	14,519		13,587	5	(f)	78,812	5	(h)
				(14,519)	5	(g)

ENDOLOGIX, INC.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2014 AND

THE NINE MONTHS ENDED SEPTEMBER 30, 2015

(in thousands except per share amounts)

1. Basis of Presentation

The unaudited pro forma condensed combined financial statements have been prepared in accordance with Article 11 of Regulation S-X. The historical consolidated financial information of Endologix and TriVascular has been adjusted to give effect to transactions that are (i) directly attributable to the merger, (ii) factually supportable and (iii) with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the operating results of the combined company. The historical consolidated financial statements of Endologix and TriVascular are presented in accordance with GAAP.

The unaudited pro forma condensed combined balance sheet as of September 30, 2015 was prepared using the historical unaudited consolidated balance sheets of Endologix and TriVascular as of September 30, 2015, and presents the combined financial position of Endologix and TriVascular as if the merger occurred on September 30, 2015. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2015 and the year ended December 31, 2014 assume that the merger was consummated on January 1, 2014.

Endologix’s historical consolidated financial information for the year ended December 31, 2014 and as of and for the nine months ended September 30, 2015 is derived from Endologix’s Form 10-K and Form 10-Q filed with the SEC on March 2, 2015 and October 30, 2015, respectively. The historical consolidated financial information for TriVascular for the year ended December 31, 2014 and as of and for the nine months ended September 30, 2015 is derived from TriVascular’s Form 10-K and Form 10-Q filed with SEC on March 9, 2015 and November 9, 2015, respectively.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2015, and the year ended December 31, 2014, have not been adjusted for the following estimated amounts that are expected to have a one-time impact on the pro forma combined loss from continuing operations in the 12 months following the merger (in thousands):

Transaction costs	$29,053
Impact of inventory pro forma adjustments on cost of goods sold	2,900

Total	$31,953

No income tax effect has been provided for the pro forma adjustments to income (loss) before income taxes, as it is anticipated that the adjustments will be in entities with a deferred tax valuation allowance.

The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting in accordance with the business combination accounting guidance as provided in Accounting Standards Codification 805, Business Combinations, with Endologix treated as the accounting acquirer.

The unaudited pro forma condensed combined financial statements should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	the separate historical audited consolidated financial statements of Endologix as of and for the year ended December 31, 2014, included in Endologix’s Annual Report on Form 10-K filed with the SEC on March 2, 2015 and incorporated by reference in this proxy statement/prospectus;

•	the separate historical unaudited condensed consolidated financial statements of Endologix as of and for the nine months ended September 30, 2015, included in Endologix’s Quarterly Report on Form 10-Q filed with the SEC on October 30, 2015 and incorporated by reference in this proxy statement/prospectus;

•	the separate historical audited consolidated financial statements of TriVascular as of and for the year ended December 31, 2014, included in TriVascular’s Annual Report on Form 10-K filed with the SEC on March 9, 2015 and incorporated by reference herein;

•	the separate historical unaudited condensed consolidated financial statements of TriVascular as of and for the nine months ended September 30, 2015, included in TriVascular’s Quarterly Report on Form 10-Q filed with the SEC on November 9, 2015 and incorporated by reference herein.

2. Significant Accounting Policies

The accounting policies used in the preparation of the unaudited pro forma condensed combined financial statements are those set out in Endologix’s historical audited financial statements as of and for the year ended December 31, 2014. Endologix’s management has determined that no significant adjustments are necessary to conform TriVascular’s financial statements to the accounting policies used by Endologix in the preparation of the unaudited pro forma condensed combined financial information. Certain reclassifications have been reflected in the pro forma adjustments to conform TriVascular’s presentation to that of Endologix in the pro forma balance sheet and statement of operations. Specifically, reclassifications have been made to present a) TriVascular’s clinical and regulatory expenses apart from research and development expenses; b) TriVascular’s sales and marketing expenses apart from general and administrative expenses; and c) TriVascular’s interest income apart from other income (expense). These reclassifications were prepared to conform to Endologix’s presentation of operating expenses in the statement of operations. These reclassifications were prepared using the account descriptions in TriVascular’s underlying accounting records and have no effect on previously reported total assets, total liabilities and stockholders’ equity, or income from continuing operations of Endologix or TriVascular. The unaudited pro forma condensed combined financial statements may not reflect all reclassifications necessary to conform TriVascular’s presentation to that of Endologix, due to limitations on the availability of information as of the date of this filing. Accounting policy differences and additional reclassification adjustments may be identified as more information becomes available.

3. Calculation of Merger Consideration and Preliminary Allocation

The estimated fair value of the merger consideration transferred on the closing date includes cash consideration and the fair value of the equity transferred in accordance with the merger agreement. The aggregate merger consideration paid to the stockholders of TriVascular in accordance with the merger agreement consisted of 19.999% of Endologix common stock outstanding as of the effective time of the merger, estimated to be approximately $100.8 million, and approximately $7.3 million in cash consideration. The cash portion of the merger consideration is based upon several underlying computations set forth in the merger agreement. The separate components of the cash merger consideration comprise items (2) through (7) below, and are presented together with the total stock consideration as follows (in thousands):

Estimated value of Endologix shares issued for outstanding TriVascular common stock (1)	$100,812
Estimated cash based on notes converted to TriVascular common stock (2)	—
Estimated cash based on intrinsic value of TriVascular stock options (3)	1,847
Estimated cash based on intrinsic value of TriVascular warrants (4)	924
Estimated cash based on exercise of TriVascular stock options prior to effective date (5)	56
Estimated cash based on exercise of TriVascular warrants prior to effective date (6)	—
Estimated cash based on fair value of outstanding TriVascular RSUs (7)	4,492

Total estimated preliminary merger consideration	$108,131

Total cash consideration	7,319
Total stock consideration	100,812

Total estimated merger consideration	$108,131

(1)	Represents the estimated value of 13.6 million shares of Endologix common stock issued to TriVascular stockholders in connection with the merger (other than any cancelled shares or dissenting shares). For purposes of this presentation only, the value of each share of Endologix common stock is based on its closing price per share on February 3, 2016, or $7.42.
(2)	Represents the portion of total cash consideration calculated based on the number TriVascular common shares issued in connection with the conversion of CRG convertible debt during the 10 full trading days immediately prior to the effective time of the merger multiplied by the volume weighted average closing price per share of TriVascular common stock for the 10 full trading days immediately prior to the effective time of the merger. Since none of the CRG convertible debt was converted into shares of TriVascular common stock during the 10 trading days immediately prior to the effective date, the portion of cash consideration calculated in reference to CRG convertible notes is $0.
(3)	Represents the portion of total cash consideration calculated based on the aggregate intrinsic value (based on the volume weighted average closing price of TriVascular common stock for the 10 trading days immediately prior to the closing date) of 0.7 million TriVascular stock options outstanding as of October 26, 2015 considered to be in the money based on the aforementioned average closing price. For purposes of this presentation only, the stock option intrinsic value has been calculated based on in-the-money options outstanding as of October 26, 2015multiplied by the excess of the volume weighted average closing price per share of TriVascular common stock for the 10 consecutive trading days ending on February 2, 2016, or $5.92, over the options’ respective exercise prices.
(4)	Represents the portion of total cash consideration calculated based on the aggregate intrinsic value (based on the volume weighted average closing price of TriVascular common stock for the 10 trading days immediately prior to the closing date) of 0.2 million TriVascular warrants outstanding as of October 26, 2015 considered to be in the money based on the aforementioned average closing price. For purposes of this presentation only, the warrant intrinsic value has been calculated based on in-the-money warrants outstanding as of October 26, 2015 multiplied by the excess of the volume weighted average closing price per share of TriVascular common stock for the 10 consecutive trading days ending on February 2, 2016, or $5.92, over the warrants’ respective exercise prices.
(5)	Represents the portion of total cash consideration calculated based on the aggregate exercise price paid to TriVascular by holders of 0.7 million stock options that exercised for cash between the date of the letter of intent dated September 11, 2015 and the effective time of the merger.
(6)	Represents the portion of total cash consideration based on the aggregate exercise price paid to TriVascular by holders of 0.2 million warrants that exercised for cash between the date of the letter of intent dated September 11, 2015 and the effective time of the merger.
(7)	Represents the portion of total cash consideration based on the product obtained by multiplying (i) 0.8 million TriVascular RSUs that vested between October 26, 2015 and the effective time of the merger by (ii) by the volume weighted average closing price per share of TriVascular stock for the 10 full trading days immediately prior to the effective date of the merger. For purposes of this presentation only, the weighted average closing price per share of TriVascular common stock for the 10 full trading days immediately prior to the effective time of the merger has been calculated based on the volume weighted average closing price per share for the 10 consecutive trading days ending on February 2, 2016, or $5.92.

Preliminary Allocation of the Merger Consideration

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of TriVascular are recorded at the acquisition date fair values and added to those of Endologix. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the merger. The final determination of the allocation of the merger consideration upon the consummation of the merger will be based on TriVascular’s net assets acquired as of that date and will depend on a number of factors, which cannot be predicted with any certainty at this time. The allocation of the merger consideration may change materially based on the receipt of more detailed information. Therefore, the actual allocations will differ from the pro forma adjustments presented. The allocation is dependent upon certain valuation and other studies that have not yet been completed. Accordingly, the pro forma allocation of the merger consideration is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed. There can be no assurances that these additional analyses and final valuations will not result in significant changes to the estimates of fair values set forth below.

The following table sets forth a preliminary allocation of the estimated merger consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of TriVascular based on TriVascular’s September 30, 2015 balance sheet (in thousands):

Cash and cash equivalents	$34,953
Short-term marketable securities	15,135
Accounts receivable	6,600
Inventories	12,434
Prepaid expenses and other current assets	2,265
Property and equipment	1,093
Intangible assets	95,401
Deposits and other assets	832

Total assets	168,713
Accounts payable	2,780
Accrued liabilities and other	6,826
Other long-term liabilities	259

Total liabilities	9,865

Net assets acquired (a)	158,848

Estimated merger consideration and repayment of TriVascular debt (b)	173,456

Estimated goodwill (b) — (a)	$14,608

The preliminary identifiable intangible assets acquired consist of anticipated intangibles derived from developed technology, in-process technology and customer related assets. The amortization related to the amortizable identifiable intangible assets acquired is reflected as a pro forma adjustment in the unaudited pro forma condensed combined statements of operations, as further described in Note 5(a). The identifiable intangible assets and related amortization are preliminary and are based on management’s estimates after consideration of similar transactions. As discussed above, the amount that will ultimately be allocated to identifiable intangible assets and liabilities, and the related amount of amortization, may differ materially from this preliminary allocation. In addition, the periods impacted by the amortization will ultimately be based upon the periods in which the associated economic benefits or detriments are expected to be derived or, where appropriate, based on the use of a straight-line method. Therefore, the amount of amortization following the merger may differ significantly between periods based upon the final fair value assigned, and amortization methodology used for each identifiable intangible asset.

Deferred tax assets and liabilities have not been established for the pro forma adjustments above as it is anticipated that the adjustments will be in entities with a deferred tax valuation allowance.

Goodwill represents the excess of the merger consideration over the fair value of the underlying net assets acquired. Goodwill is not amortized but instead is reviewed for impairment at least annually, absent any indicators of impairment. Any goodwill ultimately recognized in the merger is not expected to be deductible for tax purposes.

4. Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

(a)	Represents the anticipated use of the combined company cash in connection with the merger, as detailed below (in thousands):

Cash proceeds from 3.25% Convertible Senior Notes — refer to Note 4(f)	$125,000
Cash consideration	(7,319)
Exercise of in-the-money TriVascular stock options and warrants	59
Repayment of TriVascular debt	(65,325)
Unamortized discount on TriVascular debt	(4,438)
Payment of TriVascular accrued interest	—
TriVascular early debt payment penalty	(1,913)
Transaction costs paid	(29,053)
Financing fees paid	(3,731)

Net cash inflow	$13,280

(b)	Reflects the acquisition method of accounting based on the estimated fair value of the assets and liabilities of TriVascular and the fair value of intangible assets acquired as discussed in Note 3 above.

Inventories — elimination of historical	$(9,534)
Inventories — fair value	12,434
Goodwill — elimination of historical	(8,259)
Goodwill — fair value	14,608
Intangible assets — elimination of historical	(1,182)
Intangible assets — fair value	95,401
Deferred revenue liability — elimination of historical	(3,017)
Deferred revenue liability — fair value	—
Deferred rent liability — elimination of historical	(59)
Deferred rent liability — fair value	—

Total	$100,392

The qualitative factors that are expected to lead to goodwill being recognized in the acquisition include an expanded complement of trained sales personnel, access to new geographies, assembled work force including unpatented technical expertise that is not separable from the assembled workforce, and expected synergies from combining operations of Endologix and TriVascular.

(c)	Reflects the following effects of the issuance by Endologix of the 3.25% Convertible Senior Notes as well as settlement of the historical loan balances of TriVascular:

Endologix debt issuance costs — capitalized in connection with new financing	$2,951
TriVascular debt issuance costs — settlement of historical debt	(529)

Total pro forma adjustment to deposits and other assets	$2,422

TriVascular had no accrued interest as of September 30, 2015. Refer to Note 5(c) for additional details regarding the 3.25% Convertible Senior Notes.

(d)	Reflects the cash settlement of non-recurring merger transaction costs included in accrued expenses within Endologix’s historical consolidated balance sheet as of September 30, 2015.

(e)	Reflects the settlement of TriVascular’s liability for early stock option exercises. All outstanding TriVascular stock options automatically vested prior to the consummation of the merger.

(f)

Reflects adjustments to long-term debt and additional paid-in capital for the issuance of $125 million in Senior Convertible Notes payable, net of estimated original issue discounts. For purposes of these pro forma financial statements only, Endologix, based on the terms of the Senior Convertible Notes and in accordance with the “cash conversion” guidance contained in ASC 470-20, has accounted for the Senior Convertible Notes by allocating the issuance proceeds between the fair value of the debt absent the conversion feature and the fair value of conversion feature as if it were a stand-alone instrument. In applying this guidance, Endologix determined that the number of pro forma authorized and unissued shares outstanding at September 30, 2015 would have been less than the maximum number of shares that could be required to be delivered during the term of the Senior Convertible Notes, assuming that both the Senior Convertible Notes and the merger closed on September 30, 2015. For purposes of this assessment the number of authorized and unissued shares excludes 13.6 million shares issuable to TriVascular as part of the merger consideration and 11.8 million other shares issuable pursuant to contracts providing counterparties with an option to share settle. Accordingly, for purposes of the unaudited condensed combined pro forma balance sheet as of September 30, 2015, the conversion feature has been separated into two components: a component for which share settlement is controlled by Endologix (the “Equity

Component”) and a separate component for which stockholder approval would be necessary to authorize the requisite number of shares to effect share settlement (the “Derivative Liability Component”). In accordance with ASC 815-40, the Equity Component is classified as permanent equity and the Derivative Liability Component is classified as liability which must be marked to market each period.

(dollars in thousands)
Proceeds allocated to Senior Convertible Notes	$92,715
Proceeds allocated to conversion feature — Equity Component	6,752
Proceeds allocated to conversion feature — Derivative Liability Component	25,533

Total gross proceeds	$125,000

The allocation of proceeds to the conversion feature results in a $32.3 million discount on the Senior Convertible Notes which reduces their carrying value from $125 million to $92.7 million. The discount is amortized over the term of the Senior Convertible Notes such that total effective interest expense approximates 10.9%. For purposes of allocating the $125 million proceeds, Endologix separated the Senior Convertible Notes into two portions: a portion for which, at September 30, 2015 on a pro forma basis, authorized shares exist in sufficient quantity to fully cover the conversion feature (Portion A), and a second portion that, at September 30, 2015 has no authorized shares reserved to cover the conversion feature on a pro forma basis (Portion B). The allocation was performed by first determining the fair value of the Derivative Liability Component. The amount allocated to the Derivative Liability Component was then deducted from Portion B to arrive at residual amount, which was allocated to the carrying value of Portion B. Next, the fair value of the Equity Component was determined and allocated directly to additional paid-in capital, with the residual amount allocated to Portion A.

For purposes of the unaudited pro forma condensed combined balance sheet as of September 30, 2015 only, Endologix has estimated that the associated financing fees will total $3.7 million. Of this amount, $2.9 million are estimated to be capitalized and $0.8 million are estimated to be allocable to the Equity Component. Fees allocable to the Equity Component are regarded as equity issuance costs and accounted for as a reduction to additional paid in capital.

(g)	Reflects the anticipated use of the Senior Convertible Notes to repay existing TriVascular loan balances of $65.3 million, net of an unamortized original issue discount of $4.4 million.

(h)	Reflects the elimination of TriVascular’s historical additional paid-in capital and accumulated other comprehensive loss. In addition, reflects the elimination of $204,000 of TriVascular historical common stock at par, less $14,000 of par value common stock issuable in connection with the merger.

(i)	Represents the value of approximately 13.6 million shares of Endologix common stock estimated to be issued to TriVascular stockholders in connection with the merger, with additional paid in capital of $100.8 million.

(j)	Reflects the following adjustments to TriVascular’s and Endologix’s accumulated deficits:

Elimination of TriVascular historical accumulated deficit	$339,965
Recognition of write-off of TriVascular deferred financing fees and discounts	(4,966)
Recognition of TriVascular early loan payment penalty	(1,913)
Recognition of combined merger costs yet to be incurred	(28,697)

Total other pro forma adjustments to accumulated deficit	(35,576)

Total combined pro forma adjustment to accumulated deficit	$304,389

5. Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

(a)	Represents adjustment to record amortization expense related to identifiable intangible assets calculated on a straight-line basis. The amortization of intangible assets is based on the periods over which the economic benefits of the intangible assets are expected to be realized. Endologix currently does not have access to all relevant information necessary to reliably calculate amortization on a basis other than straight-line. Differences between this preliminary straight-line estimate and the final accounting after the merger could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined future results of operations and financial position.

The adjustment for the amortization of the identifiable intangible assets is as follows:

	Pro forma Nine months ended September 30, 2015		Pro forma Year ended December 30, 2014
	COGS	SG&A	COGS	SG&A
	(dollars in thousands)
Amortization of acquired identifiable intangible assets	3,546	648	4,728	864

The table below indicates the estimated fair value of each of the identifiable intangible assets and estimated useful life of each (in thousands):

Intangible asset	Approximate fair value	Estimated useful life (years)
Developed technology	$52,037	11
In-process technology	34,691	N/A
Customer related assets	8,673	10

Total	$95,401

Developed technology expected to be acquired in the merger consists primarily of the Ovation System, TriVascular’s stent graft platform and associated surgical techniques approved in the U.S, Europe, and certain countries in Asia for the treatment of AAA through minimally invasive EVAR. For the purposes of estimating the fair value of the developed technology in this unaudited pro forma condensed combined financial information, the Company compiled publicly available purchase allocation data for comparable acquisitions in the same industry and developed a range in relation to the median proportion of total purchase consideration assigned to technology based intangibles in those comparable transactions. A point within this range of percentages allocable to technology based intangibles was then selected based on company specific factors such as the significance of TriVascular’s tangible assets in relation to that of the comparable companies used. This selected percentage was then divided between developed and in-process technologies based on a qualitative assessment of the relative market potential of TriVascular’s approved and in-process technologies. Such assessment was necessarily limited to information available at the time and is subject to change as more information is made available. The respective percentages selected for developed and in-process technology were then applied to the estimated Merger Consideration to arrive at the estimated fair value for both of the technology based intangibles. The estimated useful life for developed technology was determined in reference to a variety of inputs, including the status of development of TriVascular’s next generation solutions, the extent to which TriVascular’s existing developed technology migrates to such future solutions, the estimated status of development of competing technologies, and the results of a benchmarking analysis in which useful lives assigned to developed technology associated with comparable transactions was compiled.

In-process technology acquired in the Merger consists primarily of the Ovation Alto platform, TriVascular’s next generation aortic body that together with the next generation iliac limbs make up the Ovation Alto stent graft, and other potential platform applications such as those applicable to the treatment of thoracic aneurysms. Endologix expects that the remaining cash requirements to obtain regulatory approval relate to research and development and clinical studies for Ovation Alto and is estimated to be approximately $5 to $10 million. In-process technology will be accounted for as an indefinite-lived intangible asset until the underlying projects are completed or abandoned.

(b)	Adjustment to eliminate $0.4 million of non-recurring merger transaction costs from historical Endologix general and administrative expenses for the nine months ended September 30, 2015. No transaction costs were incurred during the year ended December 31, 2014.

(c)	Adjustment to reflect interest expense for the nine months ended September 30, 2015 related to the new debt structure in place after the consummation of the merger, as shown in the table below (dollars in thousands):

Debt instrument	Principal	Stated interest rate	Interest expense
Existing convertible notes	86,250	2.25%	$4,460
Bank of America line of credit		Adjusted LIBOR + 2.5%	—
Senior Convertible Notes	125,000	3.25%	3,047
Amortization of discount and deferred financing fees			4,256

			11,763
Less: historical Endologix interest expense			4,460
Less: historical TriVascular interest expense			5,888

Total increase in interest expense			$1,415

Each 1/8% increase in the stated interest rate on the Senior Convertible Notes would result in a $0.1 million increase in interest expense for the nine months ended September 30, 2015. The following table shows the effect of a change in estimated all-in effective interest rate and the resulting discount on the Senior Convertible Notes at inception and interest expense for the nine months ended September 30, 2015 (dollars in thousands):

Change in Effective Interest Rate	Effective Interest Rate	Estimated Discount	Interest Expense
Increase of 1/8%	10.97%	32,175	7,397
Decrease of 1/8%	10.72%	32,397	7,210

(d)	Adjustment to reflect interest expense for the year ended December 31, 2014 related to the new debt structure expected to be in place after the consummation of the merger, as shown in the table below (dollars in thousands):

Debt instrument	Principal	Stated interest rate	Interest expense
Existing convertible notes	86,250	2.25%	$5,709
Bank of America line of credit		Adjusted LIBOR + 2.5%	—
Senior Convertible Notes	125,000	3.25%	4,063
Amortization of deferred financing fees			5,675

			15,447
Less: historical Endologix interest expense			5,709
Less: historical TriVascular interest expense			7,652

Total increase in interest expense			$2,086

Each 1/8% increase in the stated interest rate on the Senior Convertible Notes would result in a $0.2 million increase in interest expense for the year ended December 31, 2014. The following table shows the effect of a change in estimated all-in effective interest rate and the resulting discount on the Senior Convertible Notes at inception and interest expense for the year ended December 31, 2014 (dollars in thousands):

Change in Effective Interest Rate	Effective Interest Rate	Estimated Discount	Interest Expense
Increase of 1/8%	10.97%	32,175	9,862
Decrease of 1/8%	10.72%	32,397	9,614

(e)	No income tax effect has been provided for the pro forma adjustments to income (loss) before income taxes, as it is anticipated that the adjustments will be in entities with a deferred tax valuation allowance.

(f)	Represents the estimated shares issued as part of the merger consideration.

(g)	Represents historical TriVascular basic and diluted shares eliminated upon the consummation of the merger.

(h)	Represents the pro forma weighted average shares outstanding that have been calculated using the historical weighted average Endologix shares outstanding and the additional shares issued to TriVascular stockholders in connection with the consummation of the merger, assuming the shares were outstanding for the entire year ended December 31, 2014 and the nine months ended September 30, 2015. Because of the net losses incurred during the nine months ended September 30, 2015 and the year ended December 31, 2014, shares underlying the Senior Convertible Notes, stock options, restricted stock awards, and RSUs were excluded from the historical and pro forma computation of net loss per share as the effect would have been antidilutive.

Pro Forma Basic and Diluted Weighted Average Shares Outstanding (in thousands)	Pro Forma Nine months ended September 30, 2015	Pro Forma Year ended December 31, 2014
Historical Endologix basic and diluted shares outstanding	67,568	65,225
Issuance of Endologix shares to TriVascular stockholders	13,587	13,587

Pro Forma Weighted Average (basic and diluted)	81,155	78,812